KKR & Co. Inc. Reports Fourth Quarter 2022 Financial Results February 7, 2023

i New York, February 7, 2023 – KKR & Co. Inc. (NYSE: KKR) today reported its fourth quarter 2022 results. Conference Call A conference call to discuss KKR's financial results will be held on February 7, 2023 at 10:00 a.m. ET. The conference call may be accessed by dialing +1 (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events-presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends. About KKR KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co. “2022 was another productive year for KKR. On the back of strong investment performance, we had our second best fundraising year ever helping double our AUM over the last two years to $500 billion. We continue to innovate and diversify — with over 50% of capital raised last year in strategies that did not exist 5 years ago. We feel incredibly well positioned for this environment with over $100 billion of dry powder ready to deploy. We have never been more confident in our team, our strategy, and our growth prospects.” Joseph Y. Bae and Scott C. Nuttall Co-Chief Executive Officers KKR Reports Fourth Quarter 2022 Financial Results

ii Legal Disclosures This presentation has been prepared by KKR & Co. Inc. solely for informational purposes for its public stockholders in connection with evaluating the business, operations and financial results of KKR & Co. Inc. and its subsidiaries (collectively, “KKR”), which includes The Global Atlantic Financial Group LLC and its subsidiaries (collectively, “Global Atlantic”) as of February 1, 2021. This presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell any securities of KKR & Co. Inc. This presentation may not be distributed, referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by KKR & Co. Inc. The statements contained in this presentation are made as of the date of this presentation (other than financial figures, which are as of quarter end), unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any implication that there has been no change in the facts set forth in this presentation since that date. This presentation contains certain forward-looking statements pertaining to KKR, including with respect to the investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of words such as "outlook," "believe," “think,” "expect," "potential," "continue," "may," "should," "seek," "approximately," "predict," "intend," "will," "plan," "estimate,“ "anticipate," the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, but these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or within its control. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Past performance is no guarantee of future results. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this presentation except as required by law. Please see the Appendix for additional important information about forward looking statements, including the assumptions and risks concerning projections and estimates of future performance. This presentation includes certain non-GAAP and other operating and performance measures, including after-tax distributable earnings (or DE), fee related earnings (or FRE), book value, adjusted shares, and assets under management (or AUM). These non-GAAP measures are in addition to, and not a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. While we believe that providing these non-GAAP measures is helpful to investors in assessing the overall performance of KKR’s business, they may not include all items that are significant to an investor’s analysis of our financial results. Please see the Appendix for additional important information about the non-GAAP and other operating and performance measures presented herein and a reconciliation of non-GAAP measures to comparable GAAP measures. Please see the Appendix for other important information. In addition, information about factors affecting KKR, including a description of risks that should be considered when making a decision to purchase or sell any securities of KKR & Co. Inc., can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022 and its other filings with the SEC, which are available at www.sec.gov. Contact Information Investor Relations Craig Larson Phone: +1 (877) 610-4910 in U.S. / +1 (212) 230-9410 investor-relations@kkr.com Media Kristi Huller Phone: +1 (212) 750-8300 media@kkr.com KKR Reports Fourth Quarter 2022 Financial Results

KKR & Co. Inc. Fourth Quarter Earnings

KKR's Fourth Quarter 2022 GAAP Results (Unaudited)

- GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $(910.1) million for the full year 2022. GAAP Stockholders' Equity Per Outstanding Share of Common Stock was $19.29 at year end.

($ in thousands, except per share data)	4Q'21	4Q'22	FY'21	FY'22
Revenues				
Asset Management	$ 2,068,056	$ 693,494	$ 9,692,568	$ 321,118
Insurance	1,985,540	1,835,201	6,543,580	5,400,077
Total Revenues	**$ 4,053,596**	**$ 2,528,695**	**$ 16,236,148**	**$ 5,721,195**
Expenses				
Asset Management	1,378,288	679,732	5,456,904	2,215,485
Insurance	1,770,737	1,803,281	5,965,620	4,566,325
Total Expenses	**$ 3,149,025**	**$ 2,483,013**	**$ 11,422,524**	**$ 6,781,810**
Total Investment Income (Loss) - Asset Management	**$ 122,304**	**$ 5,349**	**$ 8,834,825**	**$ 1,415**
Income Tax Expense (Benefit)	191,582	93,164	1,353,270	(35,672)
Redeemable Noncontrolling Interests	1,204	1,246	4,060	2,792
Noncontrolling Interests	309,281	(143,849)	7,624,643	(185,190)
Preferred Stock Dividends	17,250	17,250	105,647	69,000
Net Income (Loss) - KKR Common Stockholders	**$ 507,558**	**$ 83,220**	**$ 4,560,829**	**$ (910,130)**
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock				
Basic	$ 0.87	$ 0.10	$ 7.83	$ (1.21)
Diluted	$ 0.82	$ 0.09	$ 7.31	$ (1.21)
Weighted Average Shares of Common Stock Outstanding				
Basic	586,760,370	861,069,576	582,258,984	749,504,970
Diluted	643,404,178	886,268,828	633,092,865	749,504,970

	4Q'21	4Q'22
KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Common Stock	**$ 27.64**	**$ 19.29**

Note: All figures in this presentation are as of December 31, 2022, unless otherwise specifically indicated. FY'21 results only include the results of Global Atlantic for the eleven months beginning on February 1, 2021; comparability to prior and future periods may be limited. See Appendix for GAAP income statement and GAAP balance sheet. Totals may not add due to rounding. As required under GAAP, for the quarter ended December 31, 2022, the impact of Series C Mandatory Convertible Preferred Stock is excluded from the calculation of diluted earnings per share of common stock because inclusion of such shares would be antidilutive. Additionally, for the year ended December 31, 2022, unvested shares of common stock of KKR & Co. Inc. are excluded from the calculation of diluted earnings per share of common stock because inclusion of such unvested shares of common stock would be antidilutive having the effect of decreasing the loss per share of common stock.

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2 Financial Measures • Fee Related Earnings (“FRE”) of $559 million ($0.63/adj. share) in the quarter, down 8% year-over-year • FRE was $2.2 billion for the year ($2.45/adj. share), up 10% year-over-year • After-tax Distributable Earnings (“DE”) of $822 million ($0.92/adj. share) in the quarter, down 41% year-over-year • DE was $3.5 billion for the year ($3.90/adj. share), down 12% year-over-year • Book Value Per Adjusted Share (“BVPS”) of $26.73 at year end including $18.98 per adj. share of Net Cash and Total Investments Capital Metrics • Assets Under Management (“AUM”) of $504 billion, up 7% year-over-year • Fee Paying Assets Under Management (“FPAUM”) of $412 billion, up 15% year- over-year • Uncalled Commitments of $108 billion, down 4% year-over-year • New Capital Raised of $16 billion in the quarter and $81 billion for the year • Capital Invested of $16 billion in the quarter and $71 billion for the year Corporate • Regular dividend of $0.155 per share of common stock was declared for the quarter • Increase of regular annualized dividend: Beginning with the dividend to be announced with the results for the quarter ending March 31, 2023, KKR intends to increase its regular annualized dividend per share of common stock from $0.62 to $0.66. KKR has increased its annualized dividend every year since C-corp conversion in 2018 KKR’s Fourth Quarter 2022 Highlights Note: Adj. share refers to adjusted shares. See the Appendix for GAAP reconciliations, endnotes about Net Cash and Total Investments and other important information. See page 26 for record and payment dates for common and preferred stock.

KKR's Fourth Quarter 2022 Segment Earnings

($ in thousands, except per share data)		4Q'21		4Q'22		FY'21		FY'22
Management Fees	$	592,562	$	706,098	$	2,071,440	$	2,656,487
Transaction and Monitoring Fees, Net		359,133		195,139		1,004,241		775,933
Fee Related Performance Revenues		11,092		18,691		45,852		90,665
Fee Related Compensation		(216,627)		(183,987)		(702,387)		(769,735)
Other Operating Expenses		(139,672)		(176,510)		(449,155)		(585,999)
Fee Related Earnings	**$**	**606,488**	**$**	**559,431**	**$**	**1,969,991**	**$**	**2,167,351**
Realized Performance Income		919,193		338,733		2,141,596		2,176,658
Realized Performance Income Compensation		(441,212)		(152,536)		(1,239,177)		(1,333,526)
Realized Investment Income		335,543		223,198		1,613,244		1,134,419
Realized Investment Income Compensation		(50,331)		(22,320)		(241,994)		(159,003)
Asset Management Segment Operating Earnings		**1,369,681**		**946,506**		**4,243,660**		**3,985,899**
Insurance Segment Operating Earnings		**346,777**		**165,141**		**652,551**		**545,204**
Distributable Operating Earnings		**1,716,458**		**1,111,647**		**4,896,211**		**4,531,103**
Interest Expense and Other		(74,069)		(91,892)		(293,048)		(338,389)
Income Taxes Paid		(237,758)		(197,932)		(687,572)		(738,841)
After-tax Distributable Earnings	**$**	**1,404,631**	**$**	**821,823**	**$**	**3,915,591**	**$**	**3,453,873**
Additional Financial Measures and Capital Metrics:								
FRE per Adjusted Share	$	0.69	$	0.63	$	2.23	$	2.45
After-tax DE per Adjusted Share	$	1.59	$	0.92	$	4.44	$	3.90
Total Asset Management Segment Revenues	$	2,217,523	$	1,481,859	$	6,876,373	$	6,834,162
Assets Under Management	$	470,555,000	$	503,897,000	$	470,555,000	$	503,897,000
Fee Paying Assets Under Management	$	357,389,000	$	411,923,000	$	357,389,000	$	411,923,000

Note: See Appendix for GAAP reconciliations, endnotes about taxes affecting After-tax Distributable Earnings and other important information.

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KKR

4 Management Fees and Fee Related Earnings Fee Related Earnings Per Adjusted ShareManagement Fees • Increased by 28% to $2.7 billion for the year • Growth has been driven by an increase in Fee Paying AUM from organic capital raised ($ in millions) • Grew 10% year-over-year driven by the 28% increase in management fees over the period $1,249 $1,442 $2,071 $2,656 2019 2020 2021 2022 58% 61% $2.23 $2.45 63% 62% FRE per adjusted share FRE margin 2021 2022

5 Assets Under Management • AUM increased to $504 billion, up 7% year-over-year, with $16 billion of organic new capital raised in the quarter and $81 billion for the year • Fee Paying AUM of $412 billion, up 15% year-over-year, with $19 billion of organic new capital raised in the quarter and $82 billion for the year • Perpetual Capital reached $194 billion, up 21% year-over-year driven primarily by the growth of Global Atlantic and the acquisition of KJRM. Perpetual capital represents 38% of AUM and 46% of FPAUM AUM Fee Paying AUM Perpetual Capital ($ in billions) ($ in billions) ($ in billions) Note: Perpetual capital is capital of indefinite duration, which may be reduced or terminated under certain conditions. See Appendix for endnotes about perpetual capital and other important information. $471 $504 4Q'21 4Q'22 $357 $412 4Q'21 4Q'22 $160 $194 4Q'21 4Q'22

6 Additional Capital Detail Uncalled Commitments ($ in billions) • Dry Powder: Uncalled commitments of $108 billion are diversified across the firm’s strategies and are down 4% year-over-year • AUM Not Yet Paying Fees: At year end, there was $39 billion of committed capital with a weighted average management fee rate of ~100 bps that becomes payable when the capital is invested or enters its investment period, up 3% year-over-year • Carry Eligible AUM: Of the $249 billion of carried interest eligible AUM, $155 billion is above cost and accruing carry • Performance Fee Eligible AUM: $313 billion, up 4% year-over-year Note: See Appendix for endnotes for additional information. $112 $108 4Q'21 4Q'22 Performance Fee Eligible AUM ($ in billions) $302 $313 4Q'21 4Q'22

7 4Q'22 9% Private Equity Real Assets Opportunistic Real Estate Portfolio Infrastructure Portfolio Credit Alternative Credit Composite • Gross unrealized carried interest totals $4.3 billion as of December 31, 2022 Traditional Private Equity Portfolio FY'22 Gross Return 3% -14%0% 2%1% 3%-8% Note: Traditional Private Equity does not include Core or Growth. See Appendix for endnotes explaining composition of the portfolios and composites presented on this page and for other important information. Past performance is no guarantee of future results. Leveraged Credit Composite -3%3% Fund Investment Performance

8 Gross IRR Inception-to-Date at 4Q'22 Across Recent Funds 24% 15% 12% 21% 24% 21% 32% 11% 13% 28% 9% 23% 17% 12% 13% 15% 7% 4% Americas XII PE Europe V PE Asia IV PE Core PE Next Gen Tech II Health Care Growth I Impact I Global III Infra Asia Pacific Infra RE Americas II RE Europe II RE Asia Core+ RE Americas Dislocation I Europe Direct Lending II Direct Lending III Bank Loans Plus High Yield European Leveraged Loans Note: Past performance is no guarantee of future results. Please see the endnotes for details on important information. (1) Uses gross time weighted return inception-to-date given open-ended structure. (1) Private Equity Real Assets Credit

Segment Detail

Asset Management Segment – Private Equity

- **AUM:** Remained flat quarter-over-quarter and decreased 5% year-over-year to $165 billion with organic new capital raised of $2 billion in the quarter and $18 billion for the year
  - New capital raised in the quarter came from Growth Equity and Traditional Private Equity strategies across all geographies
- **Realizations:** Carried Interest in 4Q driven largely by the monetization of Minnesota Rubber and Plastics, as well as multiple stock sales across Traditional Private Equity
- **Capital Invested:** $5 billion in the quarter and $19 billion for the year. In 4Q, deployment was driven by Traditional Private Equity across all geographies
- **Appreciation:** The Traditional PE portfolio declined 14% during the year, outperforming public indices

($ in thousands)		4Q'21		4Q'22		FY'21		FY'22
Management Fees	$	272,114	$	311,946	$	967,038	$	1,188,463
Transaction and Monitoring Fees, Net		26,035		29,109		122,478		120,410
Fee Related Performance Revenues		—		—		—		—
Fee Related Revenues	**$**	**298,149**	**$**	**341,055**	**$**	**1,089,516**	**$**	**1,308,873**
Carried Interest	$	528,217	$	171,588	$	1,639,482	$	1,870,061
Incentive Fees		37,995		9,463		39,271		33,519
Realized Performance Income	**$**	**566,212**	**$**	**181,051**	**$**	**1,678,753**	**$**	**1,903,580**
Capital Metrics:								
Assets Under Management	$	173,745,000	$	165,147,000	$	173,745,000	$	165,147,000
Fee Paying Assets Under Management	$	87,890,000	$	102,261,000	$	87,890,000	$	102,261,000
Capital Invested	$	5,772,000	$	4,699,000	$	17,577,000	$	18,825,000
Uncalled Commitments	$	66,344,000	$	65,856,000	$	66,344,000	$	65,856,000

Note: See Appendix for endnotes about public indices.

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KKR

Asset Management Segment – Real Assets

- **AUM:** Increased 1% quarter-over-quarter and 42% year-over-year to $119 billion with organic new capital raised of $2 billion in the quarter and $29 billion for the year
- **Realizations:** Carried Interest in 4Q driven by both Infrastructure and Real Estate
- **Capital Invested:** $6 billion in the quarter and $28 billion for the year. In 4Q, deployment was driven primarily by Infrastructure across both the US and Europe, as well as Core+ Real Estate and Real Estate Credit
- **Appreciation:** The Opportunistic Real Estate portfolio appreciated 3% and the Infrastructure portfolio appreciated 9% during the year

($ in thousands)		4Q'21		4Q'22		FY'21		FY'22
Management Fees	$	141,070	$	185,718	$	437,102	$	679,890
Transaction and Monitoring Fees, Net		7,791		17,273		20,687		33,202
Fee Related Performance Revenues		4,247		8,474		9,068		51,183
Fee Related Revenues	$	**153,108**	$	**211,465**	$	**466,857**	$	**764,275**
Carried Interest	$	40,087	$	16,221	$	97,312	$	113,465
Incentive Fees		—		—		—		—
Realized Performance Income	$	**40,087**	$	**16,221**	$	**97,312**	$	**113,465**
Capital Metrics:								
Assets Under Management	$	83,303,000	$	118,592,000	$	83,303,000	$	118,592,000
Fee Paying Assets Under Management	$	66,965,000	$	103,532,000	$	66,965,000	$	103,532,000
Capital Invested	$	6,185,000	$	6,099,000	$	21,365,000	$	27,844,000
Uncalled Commitments	$	35,197,000	$	27,496,000	$	35,197,000	$	27,496,000

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KKR

Asset Management Segment – Credit and Liquid Strategies

- **AUM:** Increased 3% quarter-over-quarter and year-over-year to $220 billion with organic new capital raised of $12 billion in the quarter and $34 billion for the year
  - New capital raised in the quarter came from a diverse set of Leveraged Credit and Private Credit strategies across all geographies
- **Capital Invested:** $5 billion in the quarter and $25 billion for the year. 4Q deployment was most active in direct lending and asset-based finance
- **Appreciation:** The Leveraged Credit composite declined 3%, with the Alternative Credit composite up 2% during the year

($ in thousands)	4Q'21	4Q'22	FY'21	FY'22
Management Fees	$ 179,378	$ 208,434	$ 667,300	$ 788,134
Transaction and Monitoring Fees, Net	5,612	4,376	14,181	22,018
Fee Related Performance Revenues	6,845	10,217	36,784	39,482
Fee Related Revenues	**$ 191,835**	**$ 223,027**	**$ 718,265**	**$ 849,634**
Carried Interest	$ —	$ 6,181	$ 15,336	$ 10,334
Incentive Fees	312,894	135,280	350,195	149,279
Realized Performance Income	**$ 312,894**	**$ 141,461**	**$ 365,531**	**$ 159,613**
Capital Metrics:				
Assets Under Management	$ 213,507,000	$ 220,158,000	$ 213,507,000	$ 220,158,000
Fee Paying Assets Under Management	$ 202,534,000	$ 206,130,000	$ 202,534,000	$ 206,130,000
Capital Invested	$ 11,528,000	$ 4,903,000	$ 34,376,000	$ 24,742,000
Uncalled Commitments	$ 10,281,000	$ 14,327,000	$ 10,281,000	$ 14,327,000

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13 • Transaction Fees: Totaled $144 million in the quarter and $600 million for the year • 4Q fees by geography and transaction type: • 39% came from Asia with 35% and 26% from North America and Europe, respectively • Traditional Private Equity was the largest fee generating strategy with 45% of total fees, followed by Infrastructure generating 31% • 70% of transaction fees were debt product focused Asset Management Segment − Capital Markets • Realizations: Realized Investment Income of $223 million in the quarter and $1,134 million for the year • Realizations in the quarter primarily driven by activity relating to Traditional Private Equity • Balance Sheet Investment Return: Flat in the quarter and down 5% during the year • Embedded Gains: $4.6 billion of embedded unrealized gains on the balance sheet at year end Asset Management Segment − Principal Activities ($ in thousands) 4Q'21 4Q'22 FY'21 FY'22 Transaction Fees $ 319,695 $ 144,381 $ 846,895 $ 600,303 ($ in thousands) 4Q'21 4Q'22 FY'21 FY'22 Net Realized Gains (Losses) $ 173,104 $ 95,024 $ 1,199,414 $ 530,284 Interest Income and Dividends 162,439 128,174 413,830 604,135 Realized Investment Income $ 335,543 $ 223,198 $ 1,613,244 $ 1,134,419

Insurance Segment

- **Net Investment Income:** Net Investment Income of $1,231 million in the quarter was driven primarily by an increase in invested assets from new business growth, higher yields on floating rate investments due to higher market interest rates and rotation into higher yielding assets
  - 4Q'21 Net Investment Income included significant variable investment income, while there was none in 4Q'22
  - Capital inflows at Global Atlantic included a $3 billion block reinsurance transaction impacting new capital raised. Global Atlantic AUM totals $139 billion, of which $105 billion is Credit AUM
- **Net Cost of Insurance:** Net Cost of Insurance totaled $751 million in the quarter, driven primarily by both new business growth and the associated higher funding costs

($ in thousands)	4Q'21	4Q'22	FY'21	FY'22
Net Investment Income	$ 1,352,187	$ 1,230,677	$ 3,329,570	$ 4,112,244
Net Cost of Insurance	(490,115)	(751,332)	(1,566,681)	(2,415,996)
General, Administrative and Other	(162,085)	(164,923)	(500,410)	(637,718)
Pre-tax Insurance Operating Earnings	699,987	314,422	1,262,479	1,058,530
Income Taxes	(135,947)	(45,817)	(199,095)	(171,744)
Net Income Attributable to Noncontrolling Interests	(217,263)	(103,464)	(410,833)	(341,582)
Insurance Segment Operating Earnings	**$ 346,777**	**$ 165,141**	**$ 652,551**	**$ 545,204**
Additional Financial Measures:				
Global Atlantic Book Value	$ 3,372,498	$ 3,929,710	$ 3,372,498	$ 3,929,710

Note: KKR's FY'21 results only include the results of Global Atlantic for the eleven months beginning on February 1, 2021; comparability to prior and future periods may be limited. See Appendix for endnotes explaining certain terms. 4Q'22 Net Investment Income only included income related to asset/liability matching investment strategies. FY'22 Net Investment Income includes $88 million ($32 million of segment operating earnings), of realized gains and losses not related to asset/liability matching investments strategies. 4Q'21 and FY'21 Net Investment Income included $429 million ($202 million of segment operating earnings), and $528 million ($237 million of segment operating earnings), respectively, of realized gains and losses not related to asset/liability matching investments strategies.

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15 • Book Value Per Adjusted Share: Declined 7% year-over-year • Net Cash and Total Investments of $18.98 per adjusted share at 4Q'22, compared to $21.78 at 4Q'21 • Total Cash and Investments: $25 billion at year end • Global Atlantic Book Value: Reflects our ~63% economic ownership Book Value Book Value Per Adjusted Share Note: Total Cash and Investments is calculated as Cash and Short-term Investments, plus Investments and Global Atlantic Book Value. See Appendix for GAAP reconciliations, endnotes about book value, investments and other important information. ($ in millions, except per share data) 4Q'21 4Q'22 (+) Cash and Short-term Investments $ 4,869 $ 3,257 (+) Investments 17,764 17,628 (+) Net Unrealized Carried Interest 4,967 2,510 (+) Other Assets, Net 4,706 6,979 (+) Global Atlantic Book Value 3,372 3,930 (-) Debt Obligations - KKR 5,836 6,958 (-) Debt Obligations - KFN 949 949 (-) Tax Liabilities, Net 2,697 1,649 (-) Other Liabilities 775 912 (-) Noncontrolling Interests 33 33 Book Value $ 25,389 $ 23,803 Book Value Per Adjusted Share $ 28.77 $ 26.73 $14.20 $15.57 $19.24 $23.09 $28.77 $26.73 4Q'17 4Q'18 4Q'19 4Q'20 4Q'21 4Q'22

16 Investments Detail Investment Holdings by Asset Class Note: Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet. See Appendix for endnotes and other important information. ($ in millions) 4Q'22 Investments Fair Value Traditional Private Equity $ 3,079 Core Private Equity 5,707 Growth Equity 822 Private Equity Total 9,608 Energy 929 Real Estate 2,032 Infrastructure 1,232 Real Assets Total 4,193 Leveraged Credit 1,016 Alternative Credit 891 Credit Total 1,907 Other 1,920 Total Investments $ 17,628 ($ in millions) 4Q'22 Top 5 Investments Fair Value Fair Value as % of Total Investments USI, Inc. $ 1,300 7% PetVet Care Centers, LLC 1,143 6% Heartland Dental, LLC 802 5% Exact Holding B.V. 561 3% Arnott's Biscuits Limited 471 3% Top 5 Investments 4,277 24% Other Investments 13,351 76% Total Investments $ 17,628 100% Traditional Private Equity 17% Core Private Equity 32% Growth Equity 5% Energy 5% Real Estate 12% Infrastructure 7% Leveraged Credit 6% Alternative Credit 5% Other 11%

Capital Detail

18 Assets Under Management Note: Perpetual capital is capital of indefinite duration, which may be materially reduced or terminated under certain conditions. See Appendix for endnotes about it and other important information. Duration of Capital Growth in Strategic & Perpetual Capital 91% of AUM is perpetual capital or has a duration of at least 8 years at inception Perpetual Capital Long-Dated Strategic Investor Partnerships 8+ Year Duration at Inception Other 50% of AUM is perpetual capital or long-dated strategic investor partnerships ($ in billions) $217 $252 $160 $194 $57 $58 4Q'21 4Q'22 Perpetual Capital 38% 12% 41% 9% Long-Dated Strategic Investor Partnerships

19 Year Ended December 31, 2022 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 173,745 $ 83,303 $ 213,507 $ 470,555 New Capital Raised 18,087 29,244 33,883 81,214 Acquisitions and Other(2) — 13,779 7,997 21,776 Distributions and Other(3) (16,171) (6,369) (21,884) (44,424) Change in Value (10,514) (1,365) (13,345) (25,224) Ending Balance $ 165,147 $ 118,592 $ 220,158 $ 503,897 Assets Under Management Rollforward (1) Includes $1,942 million of redemptions by fund investors in Credit and Liquid Strategies. (2) Reflects the AUM of KJRM at closing of $12,730 million within Real Assets and represents an adjustment reflecting a change in the fee base of Global Atlantic's management fees from market value to book value. (3) Includes $6,030 million of redemptions by fund investors in Credit and Liquid Strategies. Three Months Ended December 31, 2022 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 165,470 $ 117,771 $ 212,978 $ 496,219 New Capital Raised 2,193 2,297 11,763 16,253 Distributions and Other(1) (3,632) (1,379) (6,390) (11,401) Change in Value 1,116 (97) 1,807 2,826 Ending Balance $ 165,147 $ 118,592 $ 220,158 $ 503,897

Fee Paying Assets Under Management Rollforward

Three Months Ended December 31, 2022

($ in millions)	Private Equity	Real Assets	Credit and Liquid Strategies	Total
Beginning Balance	$ 99,099	$ 100,354	$ 198,174	$ 397,627
New Capital Raised	3,463	3,489	12,258	19,210
Distributions and Other[1]	(482)	(1,059)	(5,911)	(7,452)
Change in Value	181	748	1,609	2,538
Ending Balance	$ 102,261	$ 103,532	$ 206,130	$ 411,923

Year Ended December 31, 2022

($ in millions)	Private Equity	Real Assets	Credit and Liquid Strategies	Total
Beginning Balance	$ 87,890	$ 66,965	$ 202,534	$ 357,389
New Capital Raised	20,735	32,315	29,430	82,480
Acquisitions and Other[2]	—	13,779	7,997	21,776
Distributions and Other[3]	(5,460)	(5,810)	(21,127)	(32,397)
Change in Value	(904)	(3,717)	(12,704)	(17,325)
Ending Balance	$ 102,261	$ 103,532	$ 206,130	$ 411,923

(1) Includes $1,942 million of redemptions by fund investors in Credit and Liquid Strategies.
(2) Reflects the FPAUM of KJRM at closing of $12,730 million within Real Assets and represents an adjustment reflecting a change in the fee base of Global Atlantic's management fees from market value to book value.
(3) Includes net changes in fee base of certain Private Equity funds of $1,573 million and Real Assets funds of $1,125 million. Includes $6,030 million of redemptions by fund investors in Credit and Liquid Strategies.

20

KKR

Supplemental Information

Investment Vehicle Summary

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
PRIVATE EQUITY BUSINESS LINE									
North America Fund XIII	8/2021	8/2027	$ 18,400	$ 13,231	3%	$ 5,169	$ —	$ 5,169	$ 5,349
Americas Fund XII	5/2017	5/2021	13,500	1,579	4%	12,419	5,591	11,150	17,439
North America Fund XI	11/2012	1/2017	8,718	156	3%	10,024	22,643	2,798	3,722
2006 Fund[1]	9/2006	9/2012	17,642	247	2%	17,309	37,336	24	93
Millennium Fund[1]	12/2002	12/2008	6,000	—	3%	6,000	14,123	—	6
European Fund VI	6/2022	6/2028	7,449	7,449	10%	—	—	—	—
European Fund V	7/2019	2/2022	6,322	1,020	2%	5,372	917	5,213	5,951
European Fund IV	2/2015	3/2019	3,511	5	6%	3,637	5,122	1,848	2,742
European Fund III[1]	3/2008	3/2014	5,503	143	5%	5,360	10,604	669	97
European Fund II[1]	11/2005	10/2008	5,751	—	2%	5,751	8,507	—	34
Asian Fund IV	7/2020	7/2026	14,735	9,768	4%	5,008	41	4,940	5,561
Asian Fund III	8/2017	7/2020	9,000	1,521	6%	7,909	5,031	6,643	10,826
Asian Fund II	10/2013	3/2017	5,825	—	1%	7,185	6,337	3,033	2,164
Asian Fund[1]	7/2007	4/2013	3,983	—	3%	3,974	8,728	110	10
China Growth Fund[1]	11/2010	11/2016	1,010	—	1%	1,010	1,065	322	169
Next Generation Technology Growth Fund III	11/2022	11/2028	2,358	2,358	8%	—	—	—	—
Next Generation Technology Growth Fund II	12/2019	5/2022	2,088	277	7%	2,008	306	1,860	2,499
Next Generation Technology Growth Fund	3/2016	12/2019	659	4	22%	666	870	362	1,055
Health Care Strategic Growth Fund II	5/2021	5/2027	3,789	3,414	4%	375	—	375	392
Health Care Strategic Growth Fund	12/2016	4/2021	1,331	292	11%	1,169	196	1,058	1,550
Global Impact Fund II	6/2022	6/2028	1,981	1,981	7%	—	—	—	—
Global Impact Fund	2/2019	3/2022	1,242	250	8%	1,142	215	1,032	1,610
Co-Investment Vehicles and Other	Various	Various	17,595	5,619	Various	12,347	7,880	8,703	10,804
Core Investment Vehicles	Various	Various	24,753	12,298	30%	13,293	872	12,934	21,359
Unallocated Commitments[2]	N/A	N/A	4,136	4,136	Various	—	—	—	—
Total Private Equity			**$ 187,281**	**$ 65,748**		**$ 127,127**	**$ 136,384**	**$ 68,243**	**$ 93,432**

Note: See Appendix for endnotes about investment period start and end dates.
(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2) Represents unallocated commitments from our strategic investor partnerships.

22

KKR

Investment Vehicle Summary (cont'd)

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
REAL ASSETS BUSINESS LINE									
Energy Income and Growth Fund II	8/2018	8/2022	$ 994	$ —	20%	$ 1,187	$ 193	$ 1,024	$ 1,769
Energy Income and Growth Fund	9/2013	6/2018	1,974	—	13%	1,974	1,050	1,009	612
Natural Resources Fund[1]	Various	Various	887	—	Various	887	132	171	40
Global Energy Opportunities	Various	Various	915	62	Various	520	189	320	209
Global Infrastructure Investors IV	8/2021	8/2027	16,545	9,671	2%	6,964	88	6,899	6,946
Global Infrastructure Investors III	7/2018	6/2021	7,159	1,280	4%	6,144	1,582	5,353	5,921
Global Infrastructure Investors II	12/2014	6/2018	3,039	127	4%	3,163	4,515	1,206	1,627
Global Infrastructure Investors	9/2010	10/2014	1,040	—	5%	1,050	2,228	—	—
Asia Pacific Infrastructure Investors II	9/2022	9/2028	5,645	5,645	6%	—	—	—	—
Asia Pacific Infrastructure Investors	1/2020	9/2022	3,792	1,702	7%	2,374	424	2,123	2,254
Diversified Core Infrastructure Fund	12/2020	[2]	8,374	2,919	6%	5,481	214	5,470	5,673
Real Estate Partners Americas III	1/2021	1/2025	4,253	1,808	5%	2,500	167	2,425	2,428
Real Estate Partners Americas II	5/2017	12/2020	1,921	255	8%	1,901	2,489	585	645
Real Estate Partners Americas	5/2013	5/2017	1,229	136	16%	1,023	1,408	95	53
Real Estate Partners Europe II	3/2020	3/2024	2,052	791	10%	1,404	365	1,237	1,173
Real Estate Partners Europe	8/2015	12/2019	705	114	9%	671	685	236	276
Asia Real Estate Partners	7/2019	7/2023	1,682	1,100	15%	585	10	561	726
Real Estate Credit Opportunity Partners II	8/2019	6/2023	950	317	5%	656	126	656	654
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130	122	4%	1,008	418	1,008	1,041
Property Partners Americas	12/2019	[2]	2,569	46	19%	2,523	159	2,523	2,970
Co-Investment Vehicles & Other	Various	Various	5,684	1,346	Various	4,399	1,762	3,805	3,572
Total Real Assets			**$ 72,539**	**$ 27,441**		**$ 46,414**	**$ 18,204**	**$ 36,706**	**$ 38,589**

Note: See Appendix for endnotes about investment period start and end dates.

(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.

(2) Open ended fund.

23

KKR

Investment Vehicle Summary (cont'd) & Additional AUM Detail

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
CREDIT AND LIQUID STRATEGIES BUSINESS LINE[1]									
Dislocation Opportunities Fund	8/2019	11/2021	$ 2,967	$ 587	14%	$ 2,380	$ 763	$ 1,935	$ 2,018
Special Situations Fund II	2/2015	3/2019	3,525	284	9%	3,241	2,242	1,481	1,462
Special Situations Fund	1/2013	1/2016	2,274	1	12%	2,273	1,749	610	387
Mezzanine Partners	7/2010	3/2015	1,023	33	4%	990	1,165	256	119
Asset-Based Finance Partners	10/2020	7/2025	2,059	1,449	7%	610	26	610	653
Private Credit Opportunities Partners II	12/2015	12/2020	2,245	434	2%	1,811	756	1,344	1,292
Lending Partners III	4/2017	11/2021	1,498	693	2%	805	493	741	745
Lending Partners II	6/2014	6/2017	1,336	157	4%	1,179	1,178	203	99
Lending Partners	12/2011	12/2014	460	40	15%	420	458	29	11
Lending Partners Europe II	5/2019	9/2023	837	158	7%	679	81	679	666
Lending Partners Europe	3/2015	3/2019	848	184	5%	662	380	314	244
Asia Credit	1/2021	5/2025	1,084	813	9%	271	—	271	297
Other Alternative Credit Vehicles	Various	Various	14,202	6,830	Various	7,525	5,915	3,768	3,777
Total Credit and Liquid Strategies			**$ 34,358**	**$ 11,663**		**$ 22,846**	**$ 15,206**	**$ 12,241**	**$ 11,770**
Total Eligible To Receive Carried Interest			**$ 294,178**	**$ 104,852**		**$ 196,387**	**$ 169,794**	**$ 117,190**	**$ 143,791**

($ in millions)	Uncalled Commitments	Remaining Fair Value	Total
Carried Interest Eligible	$ 104,852	$ 143,791	$ 248,643
Incentive Fee Eligible	—	64,189	64,189
Total Performance Fee Eligible	**104,852**	**207,980**	**312,832**
Private Equity and Real Assets	163	42,322	42,485
Credit and Liquid Strategies	2,664	145,916	148,580
Total Assets Under Management	**$ 107,679**	**$ 396,218**	**$ 503,897**

Note: See Appendix for endnotes about investment period start and end dates.

(1) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

KKR

24

Stock Summary

From December 31, 2021 through February 3, 2023, KKR used a total of approximately $412 million to repurchase 5.2 million shares in the open market and to retire equity awards representing 1.3 million shares that otherwise would have been issued to participants under KKR's equity incentive plans. During this period, open market purchases and retirements were made at an average cost of $63.41 per share.

Common Stock Repurchase Activity

(Amounts in millions, except per share amounts)	Inception to Date[1]
Open Market Share Repurchases	61.9
Reduction of Shares for Retired Equity Awards[2]	23.8
Total Repurchased Shares and Retired Equity Awards	**85.7**
Total Capital Used	$2,205
Average Price Paid Per Share	$25.71
Remaining Availability under Share Repurchase Plan	$500

Adjusted Shares	1Q'22	2Q'22	3Q'22	4Q'22
Common Stock[3]	590,472,444	859,833,444	859,833,444	861,110,478
KKR Holdings Units[4]	258,726,163	—	—	—
Exchangeable Securities and Other[5]	28,199,255	29,288,380	29,288,380	29,517,712
Adjusted Shares[6]	**877,397,862**	**889,121,824**	**889,121,824**	**890,628,190**

Note: See "Other Corporate Information" on the following page for important information regarding the stock repurchase program.

(1) KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015. Information is through February 3, 2023.

(2) Refers to the retirement of equity awards issued pursuant to KKR & Co. Inc.'s equity incentive plans.

(3) Includes 8.5 million of KKR & Co. Inc. shares that were issued to the limited partners of KKR Holdings upon the completion of the Reorganization Mergers on May 31, 2022. Please see endnotes for more information about the Reorganization Mergers.

(4) On May 31, 2022, upon the completion of the Reorganization Mergers, all outstanding KKR Holdings units were exchanged for shares of common stock of KKR & Co. Inc.

(5) Includes (i) the number of shares of common stock of KKR & Co. Inc. assumed to be issuable upon conversion of the Series C Mandatory Convertible Preferred Stock and (ii) certain securities exchangeable into shares of common stock of KKR & Co. Inc.

(6) Amounts exclude unvested shares granted under the equity incentive plans.

KKR
25

26 Dividends The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law. There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock will be maintained. Common Stock A dividend of $0.155 per share of common stock of KKR & Co. Inc. has been declared for the fourth quarter of 2022, which will be paid on March 7, 2023 to holders of record of common stock as of the close of business on February 17, 2023. Additionally, beginning with the dividend to be announced with the results for the quarter ending March 31, 2023, KKR intends to increase its regular annualized dividend per share of common stock from $0.62 to $0.66. Series C Mandatory Convertible Preferred Stock A dividend of $0.75 per share of Series C Mandatory Convertible Preferred Stock has been declared and set aside for payment on March 15, 2023 to holders of record of Series C Mandatory Convertible Preferred Stock as of the close of business on March 1, 2023. Increase of stock repurchase program to $500 million On February 3, 2023, KKR & Co. Inc. increased the repurchase program to $500 million. Under its repurchase program, shares of common stock of KKR & Co. Inc. may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise. The timing, manner, price and amount of any repurchases will be determined by KKR in its sole discretion and will depend on a variety of factors, including legal requirements, price and economic and market conditions. In addition to the repurchases of common stock, the repurchase program will be used for the retirement (by cash settlement or the payment of tax withholding amounts upon net settlement) of equity awards granted pursuant to KKR’s equity incentive plans representing the right to receive common stock. Other Corporate Information

Appendix

GAAP Condensed Consolidated Income Statement (Unaudited)

($ in thousands)		4Q'21		4Q'22		FY'21		FY'22
Revenues								
Asset Management								
Fees and Other	$	962,349	$	751,923	$	2,850,154	$	2,821,627
Capital Allocation-Based Income (Loss)		1,105,707		(58,429)		6,842,414		(2,500,509)
		2,068,056		693,494		9,692,568		321,118
Insurance								
Net Premiums		527,166		555,357		2,226,078		1,182,461
Policy Fees		323,587		314,387		1,147,913		1,278,736
Net Investment Income		925,964		1,278,875		2,845,623		4,118,246
Net Investment-Related Gains (Losses)		170,770		(349,654)		203,753		(1,318,490)
Other Income		38,053		36,236		120,213		139,124
		1,985,540		1,835,201		6,543,580		5,400,077
Total Revenues	$	**4,053,596**	$	**2,528,695**	$	**16,236,148**	$	**5,721,195**
Expenses								
Asset Management								
Compensation and Benefits		1,009,686		365,616		4,428,743		1,144,666
Occupancy and Related Charges		17,795		21,578		69,084		77,271
General, Administrative and Other		350,807		292,538		959,077		993,548
		1,378,288		679,732		5,456,904		2,215,485
Insurance								
Net Policy Benefits and Claims		1,462,146		1,416,043		5,055,709		3,184,427
Amortization of Policy Acquisition Costs		(8,540)		(2,703)		(65,949)		10,990
Interest Expense		17,179		28,852		61,661		87,182
Insurance Expenses		116,287		159,216		358,878		565,304
General, Administrative and Other		183,665		201,873		555,321		718,422
		1,770,737		1,803,281		5,965,620		4,566,325
Total Expenses	$	**3,149,025**	$	**2,483,013**	$	**11,422,524**	$	**6,781,810**
Investment Income (Loss) - Asset Management								
Net Gains (Losses) from Investment Activities		(311,977)		(315,149)		7,720,923		(1,665,537)
Dividend Income		375,749		218,327		698,800		1,322,447
Interest Income		333,922		650,943		1,485,470		1,895,282
Interest Expense		(275,390)		(548,772)		(1,070,368)		(1,550,777)
Total Investment Income (Loss)	$	**122,304**	$	**5,349**	$	**8,834,825**	$	**1,415**
Income Tax Expense (Benefit)		191,582		93,164		1,353,270		(35,672)
Redeemable Noncontrolling Interests		1,204		1,246		4,060		2,792
Noncontrolling Interests		309,281		(143,849)		7,624,643		(185,190)
Preferred Stock Dividends		17,250		17,250		105,647		69,000
Net Income (Loss) - KKR Common Stockholders	$	**507,558**	$	**83,220**	$	**4,560,829**	$	**(910,130)**

KKR

28

29 GAAP Condensed Consolidated Balance Sheet (Unaudited) ($ in thousands) 4Q'21 4Q'22 Assets Asset Management Cash and Cash Equivalents $ 6,699,668 $ 6,705,325 Investments 88,775,514 92,375,463 Other Assets 4,244,894 7,114,360 99,720,076 106,195,148 Insurance Cash and Cash Equivalents 3,391,934 6,118,231 Investments 123,763,675 124,199,176 Other Assets 37,409,755 40,564,636 164,565,364 170,882,043 Total Assets $ 264,285,440 $ 277,077,191 Liabilities and Equity Asset Management Debt Obligations 36,669,755 40,598,613 Other Liabilities 8,359,619 6,937,832 45,029,374 47,536,445 Insurance Debt Obligations 1,908,006 2,128,166 Other Liabilities 159,208,840 173,753,695 161,116,846 175,881,861 Total Liabilities $ 206,146,220 $ 223,418,306 Redeemable Noncontrolling Interests 82,491 152,065 Stockholders' Equity Stockholders' Equity - Series C Mandatory Convertible Preferred Stock 1,115,792 1,115,792 Stockholders' Equity - Series I and II Preferred Stock, Common Stock 16,466,372 16,613,028 Noncontrolling Interests 40,474,565 35,778,000 Total Equity $ 58,056,729 $ 53,506,820 Total Liabilities and Equity $ 264,285,440 $ 277,077,191

30 Reconciliation of GAAP to Non-GAAP Shares (Unaudited) 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 GAAP Shares of Common Stock Outstanding 595,663,618 590,472,444 859,833,444 859,833,444 861,110,478 Adjustments: KKR Holdings Units 258,726,163 258,726,163 — — — Exchangeable Securities and Other 28,199,255 28,199,255 29,288,380 29,288,380 29,517,712 Adjusted Shares 882,589,036 877,397,862 889,121,824 889,121,824 890,628,190 Unvested Shares of Common Stock and Exchangeable Securities(1) 39,000,561 39,551,313 35,294,649 35,300,207 35,457,274 4Q'21 4Q'22 FY'21 FY'22 Weighted Average GAAP Shares of Common Stock Outstanding - Basic 586,760,370 861,069,576 582,258,984 749,504,970 Adjustments: Weighted Average KKR Holdings Units 268,888,344 — 271,719,976 107,018,025 Weighted Average Exchangeable Securities and Other 28,197,579 29,510,234 28,013,190 29,072,771 Weighted Average Adjusted Shares 883,846,293 890,579,810 881,992,150 885,595,766 (1) Excludes equity awards that have not met their market-price based vesting conditions.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)	4Q'21	4Q'22	FY'21	FY'22
Net Income (Loss) - KKR Common Stockholders	$ 507,558	$ 83,220	$ 4,560,829	$ (910,130)
Preferred Stock Dividends	17,250	17,250	105,647	69,000
Net Income Attributable to Noncontrolling Interests	310,485	(142,603)	7,628,703	(182,398)
Income Tax Expense (Benefit)	191,582	93,164	1,353,270	(35,672)
Income (Loss) Before Tax (GAAP)	**$ 1,026,875**	**$ 51,031**	**$ 13,648,449**	**$ (1,059,200)**
Impact of Consolidation and Other	(188,922)	77,575	(5,189,459)	(107,754)
Equity-based Compensation - KKR Holdings(1)	125,549	—	161,283	119,834
Preferred Stock Dividends	—	—	(19,201)	—
Income Taxes Paid	(237,758)	(197,932)	(687,572)	(738,841)
Asset Management Adjustments:				
Net Unrealized (Gains) Losses	300,046	267,789	(2,590,280)	2,002,082
Unrealized Carried Interest	(170,985)	285,177	(4,043,135)	4,231,359
Unrealized Carried Interest Compensation (Carry Pool)	84,465	(124,385)	1,751,912	(1,753,396)
Strategic Corporate Transaction-Related Charges(2)	7,656	6,500	25,153	94,629
Equity-based Compensation	44,904	54,497	183,100	210,756
Equity-based Compensation - Performance based	28,157	62,202	78,230	238,929
Insurance Adjustments(3):				
Net (Gains) Losses from Investments and Derivatives(3)	475,133	312,776	658,975	192,743
Strategic Corporate Transaction-Related Charges(3)	9,764	10,626	25,711	24,746
Equity-based and Other Compensation(3)	31,283	57,372	95,344	152,083
Amortization of Acquired Intangibles(3)	4,411	4,412	16,176	17,647
Income Taxes(3)	(135,947)	(45,817)	(199,095)	(171,744)
After-tax Distributable Earnings	**$ 1,404,631**	**$ 821,823**	**$ 3,915,591**	**$ 3,453,873**
Interest Expense	65,083	85,775	250,183	315,189
Preferred Stock Dividends	—	—	19,201	—
Net Income Attributable to Noncontrolling Interests	8,986	6,117	23,664	23,200
Income Taxes Paid	237,758	197,932	687,572	738,841
Distributable Operating Earnings	**$ 1,716,458**	**$ 1,111,647**	**$ 4,896,211**	**$ 4,531,103**
Insurance Segment Operating Earnings	(346,777)	(165,141)	(652,551)	(545,204)
Realized Performance Income	(919,193)	(338,733)	(2,141,596)	(2,176,658)
Realized Performance Income Compensation	441,212	152,536	1,239,177	1,333,526
Realized Investment Income	(335,543)	(223,198)	(1,613,244)	(1,134,419)
Realized Investment Income Compensation	50,331	22,320	241,994	159,003
Fee Related Earnings	**$ 606,488**	**$ 559,431**	**$ 1,969,991**	**$ 2,167,351**

(1) Represents equity-based compensation expense in connection with non-dilutive share grants from outstanding units of KKR Holdings.
(2) For FY'22 strategic corporate transaction-related charges include a $40.7 million realized loss from foreign exchange derivatives that were entered in connection with the acquisition of KJRM and that were settled upon closing.
(3) Amounts include the portion allocable to noncontrolling interests (~37%).

31

KKR

Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont'd)

($ in thousands)		4Q'21		4Q'22		FY'21		FY'22
Fee Related Earnings	$	**606,488**	$	**559,431**	$	**1,969,991**	$	**2,167,351**
Insurance Segment Operating Earnings		346,777		165,141		652,551		545,204
Realized Performance Income		919,193		338,733		2,141,596		2,176,658
Realized Performance Income Compensation		(441,212)		(152,536)		(1,239,177)		(1,333,526)
Realized Investment Income		335,543		223,198		1,613,244		1,134,419
Realized Investment Income Compensation		(50,331)		(22,320)		(241,994)		(159,003)
Depreciation and Amortization		7,683		9,398		25,940		33,809
Adjusted EBITDA	$	**1,724,141**	$	**1,121,045**	$	**4,922,151**	$	**4,564,912**

($ in thousands)		4Q'21		4Q'22		FY'21		FY'22
Total GAAP Revenues	$	4,053,596	$	2,528,695	$	16,236,148	$	5,721,195
Insurance GAAP Revenues		(1,985,540)		(1,835,201)		(6,543,580)		(5,400,077)
Impact of Consolidation and Other		382,193		279,017		772,139		772,527
Capital Allocation-Based Income (Loss) (GAAP)		(1,105,707)		58,429		(6,842,414)		2,500,509
Realized Carried Interest		568,304		193,990		1,752,130		1,993,860
Realized Investment Income		335,543		223,198		1,613,244		1,134,419
Insurance Segment Management Fees		50,185		89,968		158,685		301,321
Capstone Fees		(25,121)		(30,922)		(91,407)		(86,665)
Expense Reimbursements		(55,930)		(25,315)		(178,572)		(102,927)
Total Asset Management Segment Revenues	$	**2,217,523**	$	**1,481,859**	$	**6,876,373**	$	**6,834,162**

32

KKR

33 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont’d) ($ in thousands, except share and per share amounts) 4Q'17 4Q'18 4Q'19 4Q'20 4Q'21 4Q'22 KKR & Co. Inc. Stockholders' Equity - Series I and II Preferred Stock, Common Stock $ 6,703,382 $ 8,167,056 $ 10,324,936 $ 12,118,472 $ 16,466,372 $ 16,613,028 Series C Mandatory Convertible Preferred Stock — — — 1,115,792 1,115,792 1,115,792 Impact of Consolidation and Other 196,742 188,056 310,380 520,710 (1,048,569) 399,318 KKR Holdings and Exchangeable Securities 4,844,271 4,625,448 5,728,634 6,512,382 8,595,510 126,519 Accumulated Other Comprehensive Income and Other (Insurance) — — — — 259,777 5,549,215 Equity Impact of KKR Management Holdings Corp. (70,486) — — — — — Book Value $ 11,673,909 $ 12,980,560 $ 16,363,950 $ 20,267,356 $ 25,388,882 $ 23,803,872 Adjusted Shares 822,146,070 833,938,476 850,388,924 877,613,164 882,589,036 890,628,190 Book Value per Adjusted Share $ 14.20 $ 15.57 $ 19.24 $ 23.09 $ 28.77 $ 26.73

KKR's Fourth Quarter 2022 Segment Earnings – Detailed View

($ in thousands)		4Q'21		4Q'22		FY'21		FY'22
Management Fees	$	592,562	$	706,098	$	2,071,440	$	2,656,487
Transaction and Monitoring Fees, Net		359,133		195,139		1,004,241		775,933
Fee Related Performance Revenues		11,092		18,691		45,852		90,665
Fee Related Compensation		(216,627)		(183,987)		(702,387)		(769,735)
Other Operating Expenses		(139,672)		(176,510)		(449,155)		(585,999)
Fee Related Earnings		**606,488**		**559,431**		**1,969,991**		**2,167,351**
Realized Carried Interest		568,304		193,990		1,752,130		1,993,860
Incentive Fees		350,889		144,743		389,466		182,798
Realized Performance Income Compensation		(441,212)		(152,536)		(1,239,177)		(1,333,526)
		477,981		**186,197**		**902,419**		**843,132**
Net Realized Gains (Losses)		173,104		95,024		1,199,414		530,284
Interest Income and Dividends		162,439		128,174		413,830		604,135
Realized Investment Income Compensation		(50,331)		(22,320)		(241,994)		(159,003)
		285,212		**200,878**		**1,371,250**		**975,416**
Asset Management Segment Operating Earnings		**1,369,681**		**946,506**		**4,243,660**		**3,985,899**
Insurance Segment Operating Earnings		**346,777**		**165,141**		**652,551**		**545,204**
Distributable Operating Earnings		**1,716,458**		**1,111,647**		**4,896,211**		**4,531,103**
Interest Expense		(65,083)		(85,775)		(250,183)		(315,189)
Preferred Dividends		—		—		(19,201)		—
Net Income Attributable to Noncontrolling Interests		(8,986)		(6,117)		(23,664)		(23,200)
Income Taxes Paid		(237,758)		(197,932)		(687,572)		(738,841)
After-tax Distributable Earnings	**$**	**1,404,631**	**$**	**821,823**	**$**	**3,915,591**	**$**	**3,453,873**

Note: KKR's FY'21 results only include the results of Global Atlantic for the eleven months beginning on February 1, 2021.

34

KKR

35 Notes to page 2 – KKR's Fourth Quarter 2022 Highlights • Net Cash and Total Investments is calculated as Cash and Short-term Investments, less Debt Obligations – KKR and KFN, plus Investments and Global Atlantic Book Value. Please see the endnote for page 16 for information about the term "investments." Notes to page 3 – KKR’s Fourth Quarter 2022 Segment Earnings • The amount of tax benefit from equity-based compensation for 4Q'22 and 4Q'21 was $19.4 million and $33.8 million, respectively, and for FY'22 and FY'21 was $65.4 million and $123.1 million, respectively. Its inclusion in After-tax Distributable Earnings had the effect of increasing this metric for 4Q'22 and 4Q'21 by 2% and 2%, respectively, and for FY'22 and FY'21 by 2% and 3%, respectively. Notes to page 5 – Assets Under Management • Perpetual capital refers to a component of AUM that has an indefinite term and for which there is no predetermined requirement to return invested capital to investors upon the realization of investments. Perpetual capital includes the AUM of our registered funds, certain unregistered funds, listed companies, and insurance companies, and it excludes our traditional private equity funds, similarly structured investment funds, and hedge fund partnerships. Investors should not view this component of our AUM as being permanent without exception, because it can be subject to material reductions and even termination. Perpetual capital is subject to material reductions from changes in valuation and withdrawals by or payments to investors, clients and policyholders (including through elections by investors to redeem their fund investments, periodic dividends, and payment obligations under insurance policies and reinsurance agreements) as well as termination by a client of, or failure to renew, its investment management agreement with KKR. Notes to page 6 – Additional Capital Detail • KKR’s portion of Uncalled Commitments to its investment funds includes $7.4 billion, $1.8 billion and $1.2 billion to its Private Equity, Real Assets and Credit and Liquid Strategies business lines, respectively. Notes to page 7 – Fund Investment Performance • Traditional Private Equity Portfolio refers to the portfolio of investments held by all KKR’s private equity flagship funds that have been investing for at least two years. This portfolio does not include investments from KKR’s growth equity (including impact) funds or core investments. • Opportunistic Real Estate Portfolio refers to the portfolio of investments held by KKR’s flagship opportunistic real estate equity funds that have been investing for at least two years, including KKR Real Estate Partners Americas II, KKR Real Estate Partners Europe II and Asia Real Estate Partners. This portfolio does not include investments from KKR's core plus real estate fund or real estate credit funds. • Infrastructure Portfolio refers to the portfolio of investments held by KKR’s flagship core plus infrastructure equity funds that have been investing for at least two years, including Asia Pacific Infrastructure. This portfolio does not include investments from KKR’s core infrastructure fund, KKR Diversified Core Infrastructure. • The Leveraged Credit Composite refers to the composite of certain investment portfolios made in KKR’s collateralized loan obligations and U.S. and European leveraged credit strategies including leveraged loans, high-yield bonds and opportunistic credit. • The Alternative Credit Composite refers to the composite of certain investment portfolios made in KKR's private credit strategy, including direct lending (including our business development company), asset-based finance and junior capital, and in the Strategic Investments Group ("SIG") strategy. Funds and separately managed accounts in liquidation or discontinued strategies are excluded. • For a list of our carry paying funds, see the Investment Vehicle Summary on pages 22 to 24. See also “Important Information – Other Legal Disclosures” regarding past performance and investment returns. Important Information − Endnotes

36 Notes to page 8 – Gross IRR Inception-to-Date • The private equity and real assets funds are the most recent flagship equity funds that have been investing for at least two years. The credit funds and strategies are (i) the most recent flagship alternative credit funds that have been investing for at least two years and (ii) two representative credit strategies for U.S. and European leveraged credit performance. • Internal rates of return (“IRRs”) have been calculated (i) “gross” before giving effect to the allocation of carried interest and the payment of any applicable management fees and organizational expenses and (ii) based on the assumption that investments that have not been exited have been liquidated at a value equal to their most recently available valuations. There can be no assurance that these investments can or will be sold at their current valuations, and a fund’s actual IRR may differ materially from the IRR that is presented in this chart. This information has been provided solely in connection with the reporting of KKR & Co. Inc.’s Fourth Quarter 2022 financial results and not in connection with the offering of interests in any fund sponsored by, or investment strategies managed by, subsidiaries of KKR & Co. Inc. See page 42 regarding “KKR Entities” for additional important information. Notes to page 10 – Asset Management Segment - Private Equity • Public indices include the MSCI World and the S&P 500, both returning -18% for the year. Notes to page 14 – Insurance Segment • Net investment income represents income earned on invested assets, net of investment-related expenses, including investment management fees paid to KKR. • Net cost of insurance represents the net cost of funding institutional and individual products – interest credited or incurred, benefits incurred, the associated insurance expenses, net of any premiums, fees and other income earned. Notes to page 15 – Book Value • KKR owns 63.3% of Global Atlantic. • Assuming that we had paid (i) 65% of the unrealized carried interest earned by the funds that allocate 40% and 43% to the carry pool and (ii) 15% of the unrealized gains in our Principal Activities business line (in each case at the mid-point of the ranges above), our book value as of December 31, 2022 would have been reduced by approximately $1.42 per adjusted share, compared to our reported book value of $26.73 per adjusted share on such date. • Please see the endnote for page 16 for information about the term "investments." Important Information − Endnotes (cont’d)

37 Notes to page 16 – Investments Detail • Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management, broker-dealer and other businesses, including the general partner interests of KKR’s investment funds and the Global Atlantic insurance companies. Investments presented are principally the assets measured at fair value that are held by KKR's asset management segment, which, among other things, does not include the underlying investments held by Global Atlantic and Marshall Wace. • Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, and other opportunistic investments. Equity investments in other asset classes, such as core, growth, energy, real estate, infrastructure, leveraged credit and alternative credit appear in these other asset classes. • Top 5 Investments include the top five investments based on their fair values as of December 31, 2022. Top 5 Investments exclude (i) investments expected to be syndicated, (ii) investments expected to be transferred in connection with a new fundraising, (iii) investments in funds and other entities that are owned by one or more third parties and established for the purpose of making investments, and (iv) the portion of any investment that may be held through collateralized loan obligations or levered multi-asset investment vehicles, if any. Accordingly, this list of Top 5 Investments should not be relied upon as a substitute for the “Investment Holdings by Asset Class" pie chart on page 16 for information about the asset class exposure of KKR's balance sheet. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable. Notes to page 18 – Duration of Capital • Please see endnote for page 5 for information about the term "perpetual capital." • "Other" in the chart includes hedge fund partnerships and certain leveraged credit funds. Notes to pages 22 to 24 – Investment Vehicle Summary • The start date represents the start of the fund's investment period as defined in the fund's governing documents and may or may not be the same as the date upon which management fees begin to accrue. • The end date represents the end of the fund's investment period as defined in the fund's governing documents and is generally not the date upon which management fees cease to accrue. For funds that initially charge management fees on the basis of committed capital, the end date is generally the date on or after which the management fees begin to be calculated instead on the basis of invested capital and may, for certain funds, begin to be calculated using a lower rate. Notes to page 25 – Stock Summary • On October 8, 2021, KKR & Co. Inc. entered into a Reorganization Agreement (the "Reorganization Agreement") pursuant to which the parties agreed to undertake a series of integrated transactions to effect a number of transformative structural and governance changes, some of which were completed on May 31, 2022, and other which will be completed in the future. On May 31, 2022, KKR & Co. Inc. completed the merger transactions ("Reorganization Mergers") contemplated by the Reorganization Agreement. Important Information − Endnotes (cont’d)

38 Important Information – Non-GAAP and Other Measures Non-GAAP and Segment Measures The key non-GAAP and other operating and performance measures that follow are used by management in making operational and resource deployment decisions as well as assessing the performance of KKR's business. They include certain financial measures that are calculated and presented using methodologies other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures, including after-tax distributable earnings (“DE”), distributable operating earnings, fee related earnings (“FRE”), total asset management segment revenues and book value, are presented prior to giving effect to the allocation of income (loss) among KKR & Co. Inc. and holders of certain securities exchangeable into shares of common stock of KKR & Co. Inc. and as such represent the entire KKR business in total. In addition, these non-GAAP measures are presented without giving effect to the consolidation of the investment funds and collateralized financing entities (“CFEs”) that KKR manages. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR's business. These non-GAAP measures should not be considered as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included under the “Reconciliation of GAAP to Non-GAAP Measures" section of this Appendix. We also caution readers that these non-GAAP financial measures may differ from the calculations made by other investment managers, and as a result, may not be directly comparable to similarly titled financial measures presented by other investment managers. • After-tax Distributable Earnings is a non-GAAP performance measure of KKR’s earnings, which is derived from KKR’s reported segment results. After- tax distributable earnings is used to assess the performance of KKR’s business operations and measures the earnings potentially available for distribution to its equity holders or reinvestment into its business. After-tax distributable earnings is equal to Distributable Operating Earnings less Interest Expense, Net Income Attributable to Noncontrolling Interests and Income Taxes Paid. Series C Mandatory Convertible Preferred Stock dividends have been excluded from After-tax Distributable Earnings, because the definition of Adjusted Shares used to calculate After-tax Distributable Earnings per Adjusted Share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock of KKR & Co. Inc. Income Taxes Paid represents the amount of income taxes that would be paid assuming that all pre-tax distributable earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which assumes that all securities exchangeable into shares of common stock of KKR & Co. Inc. were exchanged. Income Taxes Paid includes the benefit of tax deductions arising from equity-based compensation, which reduces income taxes paid or payable during the period. Equity based compensation expense is excluded from After-tax Distributable Earnings, because (i) KKR believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business and (ii) excluding this expense makes KKR’s reporting metric more comparable to the corresponding metric presented by other publicly traded companies in KKR’s industry, which KKR believes enhances an investor’s ability to compare KKR’s performance to these other companies. If tax deductions from equity-based compensation were to be excluded from Income Taxes Paid, KKR’s After-tax Distributable Earnings would be lower and KKR’s effective tax rate would appear to be higher, even though a lower amount of income taxes would have actually been paid or payable during the period. KKR separately discloses the amount of tax deduction from equity-based compensation for the period reported and the effect of its inclusion in After-tax Distributable Earnings for the period. KKR makes these adjustments when calculating After-tax Distributable Earnings in order to more accurately reflect the net realized earnings that are expected to be or become available for distribution to KKR’s equity holders or reinvestment into KKR’s business. However, After-tax Distributable Earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy, which is a fixed amount per period, and After-tax Distributable Earnings should not be viewed as a measure of KKR’s liquidity.

39 Important Information – Non-GAAP and Other Measures (cont’d) Non-GAAP and Segment Measures (cont’d) • Book Value is a non-GAAP performance measure of the net assets of KKR and is used by management primarily in assessing the unrealized value of KKR’s net assets presented on a basis that (i) deconsolidates KKR’s investment funds and CFEs that KKR manages, (ii) includes the net assets that are attributable to certain securities exchangeable into shares of common stock of KKR & Co. Inc., and (iii) includes KKR’s ownership of the net assets of Global Atlantic. We believe this measure is useful to stockholders as it provides additional insight into the net assets of KKR excluding those net assets that are allocated to investors in KKR’s investment funds and other noncontrolling interest holders. KKR's book value includes the net impact of KKR's tax assets and liabilities as calculated under GAAP. Series C Mandatory Convertible Preferred Stock has been included in book value, because the definition of adjusted shares used to calculate book value per adjusted share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock of KKR & Co. Inc. To calculate Global Atlantic book value and to make it more comparable with the corresponding metric presented by other publicly traded companies in Global Atlantic’s industry, Global Atlantic book value excludes (i) accumulated other comprehensive income and (ii) accumulated change in fair value of reinsurance balances and related assets, net of deferred acquisition costs and income tax. • Distributable Operating Earnings is a non-GAAP performance measure that KKR believes is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that KKR does not believe arise from or relate directly to KKR's operations. Distributable Operating Earnings excludes: (i) equity-based compensation charges, (ii) amortization of acquired intangibles, (iii) strategic corporate transaction-related charges and (iv) non-recurring items, if any. Strategic corporate transaction-related items arise from corporate actions and consist primarily of (i) impairments, (ii) non-monetary gains or losses on divestitures, (iii) transaction costs from strategic acquisitions, and (iv) depreciation on real estate that KKR owns and occupies. Inter-segment transactions are not eliminated from segment results when management considers those transactions in assessing the results of the respective segments. These transactions include (i) management fees earned by KKR as the investment adviser for Global Atlantic insurance companies and (ii) interest income and expense based on lending arrangements where one or more KKR subsidiaries borrow from a Global Atlantic insurance subsidiary. Inter-segment transactions are recorded by each segment based on the definitive documents that contain arms' length terms and comply with applicable regulatory requirements. Distributable Operating Earnings represents operating earnings of KKR’s Asset Management and Insurance segments. • Asset Management Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Asset Management segment and is comprised of: (i) Fee Related Earnings, (ii) Realized Performance Income, (iii) Realized Performance Income Compensation, (iv) Realized Investment Income, and (v) Realized Investment Income Compensation. Asset Management Segment Operating Earnings excludes the impact of: (i) unrealized carried interest, (ii) net unrealized gains (losses) on investments, and (iii) related unrealized carried interest compensation. Management fees earned by KKR as the adviser, manager or sponsor for its investment funds, vehicles and accounts, including its Global Atlantic insurance companies, are included in Asset Management Segment Operating Earnings. • Insurance Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Insurance segment and is comprised of: (i) Net Investment Income, (ii) Net Cost of Insurance, (iii) General, Administrative, and Other Expenses, (iv) Income Taxes, and (v) Net Income Attributable to Noncontrolling Interests. The non-operating adjustments made to derive Insurance Segment Operating Earnings excludes the impact of: (i) realized (gains) losses related to asset/liability matching investments strategies, (ii) unrealized investment (gains) losses, (iii) changes in the fair value of derivatives, embedded derivatives, and fair value liabilities for fixed-indexed annuities, indexed universal life contracts and variable annuities, and (iv) the associated income tax effects of all exclusions from Insurance Segment Operating Earnings except for equity- based compensation expense. Insurance Segment Operating Earnings includes (i) realized gains and losses not related to asset/liability matching investments strategies and (ii) the investment management fee expenses that are earned by KKR as the investment adviser of the Global Atlantic insurance companies.

40 Important Information – Non-GAAP and Other Measures (cont’d) Non-GAAP and Segment Measures (cont’d) • Fee Related Earnings (“FRE”) is a performance measure used to assess the Asset Management segment’s generation of profits from revenues that are measured and received on a recurring basis and are not dependent on future realization events. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of KKR’s fee generating asset management and capital markets businesses and other recurring revenue streams. FRE equals (i) Management Fees, including fees paid by the Insurance segment to the Asset Management segment and fees paid by certain insurance co-investment vehicles, (ii) Transaction and Monitoring Fees, Net and (iii) Fee Related Performance Revenues, less (x) Fee Related Compensation, and (y) Other Operating Expenses. • Fee Related Performance Revenues refers to the realized portion of Incentive Fees from certain AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Fee-related performance revenues consists of performance fees (i) to be received from our investment funds, vehicles and accounts on a recurring basis, and (ii) that are not dependent on a realization event involving investments held by the investment fund, vehicle or account. • Fee Related Compensation refers to the compensation expense, excluding equity-based compensation, paid from (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, and (iii) Fee Related Performance Revenues. • Other Operating Expenses represents the sum of (i) occupancy and related charges and (ii) other operating expenses. Total Asset Management Segment Revenues is a performance measure that represents the realized revenues of the Asset Management segment (which excludes unrealized carried interest and unrealized net gains (losses) on investments) and is the sum of (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, (iii) Fee Related Performance Revenues, (iv) Realized Performance Income, and (v) Realized Investment Income. KKR believes that this performance measure is useful to stockholders as it provides additional insight into the realized revenues generated by KKR's asset management segment. Other Terms and Capital Metrics • Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include (i) the number of shares of common stock of KKR & Co. Inc. assumed to be issuable upon conversion of the Series C Mandatory Convertible Preferred Stock and (ii) certain securities exchangeable into shares of common stock of KKR & Co. Inc. Weighted average adjusted shares is used in the calculation of After-tax Distributable Earnings per Adjusted Share, and Adjusted Shares is used in the calculation of Book Value per Adjusted Share. • Assets Under Management (“AUM”) represent the assets managed, advised or sponsored by KKR from which KKR is entitled to receive management fees or performance income (currently or upon a future event), general partner capital, and assets managed, advised or sponsored by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed or sponsored capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds and certain co-investment vehicles; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or performance income; (iii) the asset value of the Global Atlantic insurance companies; (iv) the par value of outstanding CLOs; (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all of the AUM of KKR's strategic BDC partnership; (vii) the acquisition cost of invested assets of certain non-US real estate investment trusts and (viii) the value of other assets managed or sponsored by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM (i) is not based on any definition of AUM that may be set forth in the governing documents of the investment funds, vehicles, accounts or other entities whose capital is included in this definition, (ii) includes assets for which KKR does not act as an investment adviser, and (iii) is not calculated pursuant to any regulatory definitions.

41 Important Information – Non-GAAP and Other Measures (cont’d) Other Measures and Terms (cont’d) • Capital Invested is the aggregate amount of capital invested by (i) KKR’s investment funds and Global Atlantic insurance companies, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested. • Fee Paying AUM (“FPAUM”) represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only performance income or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments. • Uncalled Commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments and the amount of uncalled commitments is not reduced by capital invested using borrowings under an investment fund’s subscription facility until capital is called from our fund investors. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and carry paying co-investment vehicles to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements or investments we have committed to make but remain unfunded at the reporting date.

42 Important Information – Other Legal Disclosures Website From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website. KKR Entities Any discussion of specific KKR entities other than KKR & Co. Inc. is provided solely to demonstrate such entities’ role within the KKR organization and their contributions to the business, operations and financial results of KKR & Co. Inc. Each KKR entity is responsible for its own financial, contractual and legal obligations. Nothing in this presentation is intended to constitute, and shall not be construed as constituting, the provision of any tax, accounting, financial, investment, insurance, regulatory, legal or other advice by KKR or its representatives. Without limiting the foregoing, this presentation is not and shall not be construed as an "advertisement" for purposes of the Investment Advisers Act of 1940, as amended, or an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any security, service or product of or by any KKR entity, including but not limited to any investment advice, any investment fund, vehicle or account, any capital markets service, or any insurance product, including but not limited to (i) any investment funds, vehicles or accounts sponsored, advised or managed by (or any investment advice from) Kohlberg Kravis Roberts & Co. L.P., KKR Credit Advisors (US) LLC, KKR Credit Advisors (Ireland) or other subsidiary, (ii) any capital markets services by KKR Capital Markets LLC (“KCM”) or any KCM affiliate outside the United States, or (iii) any insurance product offered by, or other insurance-related vehicle sponsored or managed by, Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, Forethought Life Insurance Company, Global Atlantic Re Limited or any Global Atlantic insurance company. Past Performance and Investment Returns Past performance is not a guarantee of future results. Information about any fund or strategy and investments made by such fund or strategy, including past performance of such fund, strategy or investment, is provided solely to illustrate KKR’s investment experience, and processes and strategies used by KKR in the past with respect to such funds or strategies. The performance information relating to KKR’s historical investments is not intended to be indicative of any fund’s or strategy’s future results or the future results of KKR. Certain funds or strategies are also relatively new and their limited historical results may not be indicative of results they will experience over a longer period of time. There can be no assurance that any KKR entity (including any KKR investment fund, vehicle or account, the KKR balance sheet or Global Atlantic insurance company) will achieve results comparable to any results included in this presentation, or that any investments made by KKR entity now, in the past or in the future will be profitable, or that KKR entities will find investment opportunities similar to any presented in connection with this presentation. Actual realized value of currently unrealized investments will depend on, among other factors, the value of the investments and market conditions at the time of disposition, related transaction costs, and the timing and manner of sale, all of which may differ from the assumptions and circumstances on which the currently unrealized valuations are based. Accordingly, the actual realized values of unrealized investments may differ materially from the values indicated herein. Estimates and Assumptions Target, goal, hypothetical or estimated results, projections and other comparable phrases and concepts are hypothetical in nature and are shown for illustrative, informational purposes only. Except as otherwise specifically stated, this information is not intended to forecast or predict future events, but rather to show the hypothetical estimates calculated using the specific assumptions presented herein. It does not reflect any actual results, which may differ materially. Certain of the information has been made for illustrative purposes and may not materialize. No representation or warranty is made as to the reasonableness of the assumptions made or that all assumptions used in calculating the target, goal, hypothetical or estimated results have been stated or fully considered. Changes in the assumptions may have a material impact on the target, goal, hypothetical or estimated results presented. Target, goal, hypothetical or estimated results or projections may not materialize.

43 Forward Looking Statements This presentation contains certain forward-looking statements pertaining to KKR (including Global Atlantic and KJRM), including investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “think,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the declaration and payment of dividends in future quarters; the timing, manner and volume of repurchase of shares of common stock of KKR & Co. Inc.; the timing, manner and pricing of redemptions of preferred stock; future expectations related to Fee Related Earnings, After-tax Distributable Earnings, Book Value, Distributable Operating Earnings, and other measures and performance metrics; KKR’s ability to grow its AUM, to deploy its capital, to realize currently unrealized investment returns and the time period over which such events may occur; KKR’s ability to manage Global Atlantic’s and KJRM's investments; operation of Global Atlantic and KJRM following the closing of KKR’s acquisitions of each; the Global Atlantic and KJRM acquisitions' effects on KKR’s operating results; expansion and growth opportunities and other synergies resulting from the Global Atlantic and KJRM acquisitions; other acquisitions, reorganizations or strategic partnerships and the timing of any new fund, investment vehicle or product launches. These forward-looking statements are based on KKR’s (including Global Atlantic’s and KJRM's) beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR (including Global Atlantic and KJRM) or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, stock repurchases, tax assets, tax liabilities, AUM, FPAUM, After-tax Distributable Earnings, capital invested, uncalled commitments, cash and short- term investments, Fee Related Earnings, adjusted EBITDA, book value, debt levels, outstanding shares of common stock of KKR & Co. Inc. and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from the acquisition of Global Atlantic and KJRM; unforeseen liabilities or integration and other costs of the Global Atlantic and KJRM acquisitions and timing related thereto; changes in Global Atlantic’s or KJRM's business; distraction of KKR’s, Global Atlantic’s and KJRM's management or other diversion of resources within each company caused by the acquisitions; retention of key Global Atlantic and KJRM employees; Global Atlantic’s and KJRM's ability to maintain business relationships following the acquisitions; the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; foreign, federal, state and local governmental responses to the pandemic; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s, Global Atlantic’s and KJRM's business strategies including the ability to realize the anticipated synergies from acquisitions (including the Global Atlantic and KJRM acquisitions), strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of KKR’s, Global Atlantic’s and KJRM's investments and decreased ability to raise funds; KKR’s, Global Atlantic’s and KJRM's compliance with laws applicable to their respective businesses; changes to Global Atlantic and KJRM as consolidated subsidiaries of KKR; ability of KKR to manage Global Atlantic’s and KJRM's investments; KKR’s control of Global Atlantic and KJRM; changes in Global Atlantic policyholders’ behaviors; any disruption in servicing Global Atlantic’s insurance policies; the use of estimates and risk management in KKR’s, Global Atlantic’s and KJRM's business; outcome of KKR’s, Global Atlantic’s and KJRM's litigation and regulatory matters, as applicable; and the degree and nature of KKR’s, Global Atlantic’s and KJRM's competition. These statements are subject to numerous risks, uncertainties and assumptions, including those listed in this Appendix and described under the section entitled “Risk Factors” in KKR & Co. Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as being exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in KKR’s filings with the SEC. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. Important Information – Other Legal Disclosures (cont'd)